                                                                 EXHIBIT 10.46

                              LETTER OF INTENT
                      IOMEGA CORPORATION - LIQUID AUDIO

                                Confidential

                              November 14, 1998


INTRODUCTION
------------

     The Internet is an increasingly important method of distribution for all types of knowledge, entertainment and business information. Recent advances in Internet security have created secure techniques for users of the Internet to exchange sensitive or confidential information, including credit card numbers and personal information. Many companies are poised to take advantage of the convergence of these factors to create powerful and convenient on-line shopping experiences for their respective customers. Browsing, sampling and purchasing music on-line is one such area. Today, the bulk of music purchased in the $23 million dollar on-line marketplace from companies like SoundStone and CD-Now are delivered on pre-recorded compact discs.

     The next wave of consumer interest will likely be the ability to download digital versions of the same music that is purchased on-line today. This digital music that is delivered to the customer's computer rather than his or her doorstep will be playable on a variety of portable audio devices and personal computers. The same content can already be used to create compact discs on a customer's home computer using CD-R and CD-RW optical disk technology. Currently there is not much "consumer-demanded" music content on-line for a variety of reasons, including but not limited to concerns regarding piracy, channel-conflict, quality and a personal-computer centric model (that is, people want to listen to music wherever they may be). Along with music being delivered electronically is the ability to sideband additional content and information, URL's and even advertising. Also, security techniques like watermarking and encryption can be enabled.

     Iomega Corporation ("Iomega") and Liquid Audio, Inc. ("Liquid Audio") have been discussing a possible joint marketing activity that would be to their individual best interests. The current state of negotiations between Iomega and Liquid Audio is set forth below in Section 2 of this Letter of Intent. Any omission from the list set forth in Section 2 below does not diminish its importance or indicate a lack of its necessity in the definitive and binding agreements among the parties, if any ("Final Agreement"). Except as set forth in Section 1 below, Iomega and Liquid Audio (the "parties") agree that neither of them has any legal rights or obligations with respect to the matters set forth herein, and that either party may withdraw from the discussions at any time for any or no reason without any obligation to the other.


11/14/98                        CONFIDENTIAL                            Page 1

SECTION 1 -- BINDING TERMS
--------------------------

     1.01 CONFIDENTIALITY -- The parties agree to continue to abide by the provisions of the "Mutual Nondisclosure Agreement" executed among them as of ________________, 1998, a copy of which is appended hereto as Appendix A and incorporated herein by reference.

     1.02 PAYMENT OF EXPENSES -- Except as otherwise provided in this Section 1, Iomega and Liquid Audio agree that they will each bear their own expenses related to the matters set forth in this Letter of Intent.

     1.03 PUBLIC DISCLOSURE -- No party hereto shall announce or otherwise disclose publicly the existence of this Letter of Intent or the existence of the on-going discussions between the parties as to the matters generally set forth in Section 2 hereof without the express written consent of the other party.

     1.04 REASONABLE EFFORTS -- The parties shall make all reasonable efforts to conclude negotiations and execute the Final Agreement, if any, concerning the matters set forth below in Section 2 hereof, prior to 5:00 p.m. M.S.T. on December 11, 1998.

     1.05  COMDEX Technology Demonstration Deliverables

     * Liquid Audio will deliver an application demo prior to COMDEX (which begins on November 16, 1998), as follows:

         1. Four copies of one working demo will be required (2 for the LVCC booth and one each for the booth meeting room and The Beach press/customer events).

         2. Liquid Audio will ensure that the "Record-to-Zip" button included in the Promo pane of the Liquid Music Player will work with and link to the SoundStone web site to download music (local or HD server).

     * Iomega will provide all required computer hardware and sound equipment to run the four demo stations.

     * Iomega and Liquid Audio will provide appropriate levels of technical and marketing support during COMDEX.

     1.06  COMDEX -- Events

     * Liquid Audio will pay Iomega $25,000 on or before November 16, 1998 to help defray the costs for the COMDEX customer event to be held at the Beach on Tuesday, November 17, 1998. Additional investments which may be required to enhance the event can be made by either party at its own discretion and will be agreed upon in


11/14/98                        CONFIDENTIAL                            Page 2
        writing and acknowledged by all event participants (Iomega, Liquid Audio, SoundStone and Texas Instruments).

     * Iomega will develop creative and print approximately 5,000 invitations and envelopes. It will be the responsibility of Liquid Audio to post and/or deliver its share of the invitations and VIP passes. Participant PR activities should be coordinated through Iomega PR.

     * Liquid Audio will provide its appropriate company signage (to be coordinated in advance with Iomega event director Jodee Warwick) for The Beach events.

     * Each party will provide a minimum of one event coordinator for Tuesday November 17 (early a.m. through tear-down) to support planning and execution of the press luncheon and evening customer event. Liquid Audio's event coordinator will support/manage event set-up, execution and tear down and work with Iomega event coordinators.

     1.07   COMDEX -- Press Activities

     * Iomega and Liquid Audio will announce during COMDEX the signing of this Letter of Intent for the Record-to-Zip marketing initiative, including but not limited to, the versions of the Liquid Music Players that will enable Record-to-Zip functionality as enabled by the IomegaReady Toolkit with the Record-to-Play extensions.


     * Liquid Audio CEO Gerry Kearby (or an Iomega-approved Kearby proxy) will participate in the Press Luncheon on Tuesday Nov. 17 and will coordinate with Iomega PR, as appropriate, to:

        1.  Provide an authorized, pre-briefed company spokesperson
        2.  Determine target press
        3. Develop joint and/or individual press materials and provide to Iomega PR for review/approval

     1.08 NON-EXCLUSIVITY -- The parties acknowledge that each of them may pursue arrangements similar to those set forth in this Letter of Intent with third parties without incurring any obligation or liability to the other party. Notwithstanding the foregoing, the parties shall perform in good faith the obligations set forth in this Section 1.

SECTION 2 -- NON-BINDING TERMS
------------------------------

     2.01 IN GENERAL -- Iomega and Liquid Audio propose to work together to develop techniques to help resolve the music industry's concerns over piracy and channel conflict, and to promote the new capabilities that are a result of our cooperation. Specifically, Liquid Audio


11/14/98                        CONFIDENTIAL                            Page 3
intends to develop a Liquid Music Player to support removable storage products using Iomega removable storage products only ("Iomega Version"), including but not limited to Iomega CDs (both CD-Rs and CD-RWs) (as allowable with Liquid Audio's agreement with Adaptec), Zip disks, Clik! disks, and Jaz cartridges (collectively "Iomega Media"). Liquid Audio shall also develop and release enhancements to its existing and future Liquid Music Players so that they support Iomega Media as well as other devices and media ("Other Versions"). The security enhancements to provide support for Iomega Media will use the "IomegaReady Toolkit" to detect the presence of Iomega Media. Then, using an Iomega patent-pending technique to interrogate the Iomega Media to retrieve the serial number from the Media, the Liquid Music Player will create an encrypted track on the Iomega Media that cannot be played or used unless the specific piece of Iomega Media is present and mounted on the player/computer or recognized by the target player device. The intent of this technique (referred to herein, as it applies to the Iomega Media, as "Record-to-Zip", "Record-to-Play", "Record-2-Zip," "R2Z", "Record-2-Play" and "R2P") is to facilitate the binding of audio content to the Iomega Media in such a way as to help the music and entertainment industries become more comfortable about the electronic distribution of audio content. Iomega has other patents pending to use the aforementioned technique to facilitate the distribution of music, games, software, entertainment content or intellectual property through the distribution and use of media. The same technique of serial number interrogation of Iomega Media will be employed to identify the "download value" of the target Iomega Media.

     2.02   RECORD-TO-ZIP SPECIFICATION DELIVERABLES

        A.   GRAPHIC STANDARDS AND PROMOTIONAL GUIDELINES

     * Iomega will develop graphic standards, including marks used to designate software applications ability, to support Record-to-Zip. The use of these graphic standards in any way by Liquid Audio, including software, advertising, packaging, PR etc., must first be approved in writing by an authorized Iomega representative.

     * Liquid Audio will incorporate the Record-to-Zip logo on the faceplate in the Iomega Version, and as it deems appropriate on the software, packaging and promotional materials in Other Versions.

     * Iomega and Liquid Audio will promote the availability of tracks that can be copied to Iomega Media on their respective web sites and in promotional material as appropriate.

     * Iomega and Liquid Audio will jointly develop an announcement strategy and messaging for specific promotional activity related to the announcement and promotion of the Liquid Music Player(s) supporting Record-to-Play.

11/14/98                        CONFIDENTIAL                            Page 4

     * Press releases issued by Liquid Audio relating to Record-to-Play must first be approved by an authorized Iomega representative. Press releases issued by Iomega that relate to Liquid Audio must first be approved by an authorized Liquid Audio representative.

     * The aforementioned graphic standards and promotional guidelines as described in this section must be passed through to Liquid Audio licensees or partners using the Record-to-Zip capability. Any Liquid Audio graphics utilized by Iomega or its licensees must adhere to Liquid Audio's approved style guide.

     2.03   RECORDING, COPYING OR TRANSFERRING TO IOMEGA MEDIA

     * Liquid Audio will incorporate the IomegaReady Toolkit API in the Iomega Version, and in the Other Versions, (i) to automatically detect the presence of valid Iomega Media and (ii) if detected, to automatically display a "Record-to-Zip button" on the Liquid Music Player in a manner that Liquid Audio deems appropriate. The foregoing Versions will include the ability to:

        1. Integrate the Iomega patent pending media serialization scheme detailed in the IomegaReady Toolkit into the Iomega Version so that it automatically and transparently "locks" a music track to a particular Iomega Media. Iomega intends to provide a royalty-free license for the IomegaReady Toolkit for a period of time to be negotiated by the parties in good faith. Also, the Iomega Version will provide this functionality in an appropriately transparent and automatic fashion to end users. This functionality shall prohibit users from playing the track copied onto any other removable storage media.

        2. Integrate the Iomega patent pending media serialization scheme detailed in the IomegaReady Toolkit into the Other Versions so that, as one option, the user can automatically and transparently "lock" a music track to a particular Iomega Media. Iomega intends to provide a royalty-free license for the Iomega Ready Toolkit for a period of time to be negotiated by the parties in good faith. Also, the Liquid Music Player will provide this functionality in an appropriately transparent and automatic fashion to end-users. This functionality shall prohibit users from copying and playing the track onto any other media without first returning the track to the control of the Liquid Music Player.

        3. In the Iomega Version, give users the option to name the Iomega Media being used in the download via a pop up screen utilizing the IomegaReady Toolkit.

     2.04   PLAYING FROM IOMEGA MEDIA

     * An Iomega Media "track" may be played on an Iomega Version or the Other Versions by either of the two following methodologies:


11/14/98                        CONFIDENTIAL                            Page 5

     1. Once a user inserts the Iomega Media and clicks on the appropriate tracks' icons, utilizing the IomegaReady Toolkit, Liquid Music Player is automatically is started and ready to play.

     2. If a track is selected from the disk in Windows Explorer, the Liquid Music Player is automatically started and ready to play.

     2.05   PROMOTIONAL ACTIVITIES & DELIVERABLES

     * Iomega and Liquid Audio will attempt to obtain endorsements for promotional purposes supporting the Record-to-Zip concept and promoting the use of the Iomega Ready Toolkit with Record-to-Zip extensions from:

        1.  SPA, RIAA and other key industry trade associations
        1.  Major record labels
        2.  Computer industry press and analysts
        3.  Music industry press and analysts
        4.  Tools, OS & Security Vendors etc.

     2.06   CONSUMER LAUNCH ACTIVITIES

     * Liquid Audio will make best efforts to meet the following release dates: (i) Iomega Version and the Other Versions on or before January 31, 1999; (ii) alpha code of the Iomega Version by January 1, 1999 (code freeze, all functionality implemented); and (iii) beta code of the Iomega Version by January 15, 1999 (all data loss bugs fixed). These releases should be jointly reviewed by both Iomega and Liquid Audio.

     * Iomega will provide resources to implement a web-based beta program beginning in January 1999 after the release of the beta code.

     * Liquid Audio shall make a best effort to deliver localized software for the Iomega Version in French, German and Japanese June 30, 1999 (Iomega release date for the International version of the IomegaWare Tools Disk.

     * All software for the Iomega Version and the Other Versions must first be certified by the Iomega Product Assurance team. Iomega will provide test resources beginning in December 1998 to work jointly with Liquid Audio on this certification process. Iomega and Liquid Audio agree to negotiate in good faith to develop a mutually acceptable test plan.

     * Iomega will provide technical guidance/assistance for working with Iomega drives upon request from Liquid Audio.

     * Iomega will provide the Iomega branded faceplate using the Faceplate Developers Kit provided by Liquid Audio.


11/14/98                        CONFIDENTIAL                            Page 6

     * Iomega and Liquid Audio will jointly develop an integrated product launch plan for the Iomega Version and the Other Versions that could include but is not limited to press and analysts activities, trade-show participation, launch event participation and web site promotional activity.

     * Liquid Audio will attempt to obtain "download" and promotional rights for two Dave Matthew's Band (or an Iomega approved proxy) tracks that can be played on the Iomega Version and the Other Versions. Additionally, Liquid Audio will:

        1. Ensure those tracks are available for download - along with the Iomega Version - beginning at launch for an agreed upon and disclosed amount of time from Iomega's, SoundStone's and Liquid Audio's web sites, including the Liquid Music Network.

        2. Broadly promote the availability of and encourage the download of those tracks in connection with the Iomega Version.

     * Liquid Audio will support the Iomega/SoundStone "Tunus Collectus" promotion on its web site and in promotional materials and activity for a period of 12 months.

     * For a period of twelve months Iomega will include the Iomega Version on its IomegaWare disk that is distributed, at a minimum, in-box with external Zip drives. At its discretion, Iomega may promote the Iomega Version in the execution of its packaging or in-box promotional materials. Liquid Audio intends to provide a royalty-free license for the Iomega Version for a minimum of twelve months.

     * For a period of twelve months Iomega will make the Iomega Version available for download on its web site for 12 months. At its discretion Iomega may from time-to-time promote the availability of the Other Versions on its web site and its partner download sites.

     * Iomega will feature the introduction of the Iomega Version and the Tunus Collectus promotion for at least one month from the introduction of the promotion on the "front-page" of its web site.

     * Liquid Audio will make the Iomega Version available for download on its web site for 12 months. At its discretion Liquid Audio may from time-to-time promote the availability of the Iomega Version on its web site and its partner download sites.

     * At Liquid Audio's cost, Iomega will send a direct mail promotion about the Iomega Version to the Iomega installed base 2 times in 1999 providing that the conditions as outlined in this agreement are met.


11/14/98                        CONFIDENTIAL                            Page 7

     2.07   MARKETING ALLIANCE EXTENSIONS

1.   Application Development

     * Liquid Audio shall incorporate the Iomega-Ready Toolkit with the Other Versions.

     * The parties shall determine distribution terms, cross-promotional subscriber base opportunities, etc., regarding for the Other Versions.

2.   Record-to-Zip Enhancements

     * The parties shall further investigate subsequent enhancements to technical specifications, strategic relationships and promotional opportunities for the Other Versions to:

        1. Create an increasingly robust solution for secure download (Develop a complete roadmap for this product line)

        2.  Expand content access, endorsements

        3.  Potentially encompass new technologies

     WHEREFORE, each of the parties has caused this Letter of Intent to be executed by its duly authorized officer or representative as of the date first written above.

IOMEGA CORPORATION

Signature: /s/ Mike Lungren

Name: Mike Lungren

Title: Sr. Director Marketing


LIQUID AUDIO

Signature: /s/ Robert Flynn

Name: Robert Flynn

Title: VP Business Development


11/14/98                        CONFIDENTIAL                            Page 8